UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

McMoRan Exploration Co.

(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street New Orleans, Louisiana		70112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 13, 2012, McMoRan Exploration Co. (McMoRan) completed the sale of a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area (the Assets) to Arena Energy, LP (Arena) for cash consideration before closing adjustments of $36.8 million and the assumption of related abandonment obligations. The Assets represented approximately six percent of McMoRan’s total average daily production for the third quarter 2012 and six percent of McMoRan’s total estimated reserves at June 30, 2012. Independent reserve engineers’ estimates of proved reserves for the assets at June 30, 2012 totaled approximately 545,000 barrels of oil and 11.9 billion cubic feet of natural gas (15.2 billion cubic feet of natural gas equivalents). The transaction was effective July 1, 2012.

Previously, on October 2, 2012, McMoRan completed the sale of three Gulf of Mexico shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC (Renaissance) for cash consideration before closing adjustments of $28.0 million and the assumption of related abandonment obligations. Independent reserve engineers’ estimates of proved reserves for the three properties at June 30, 2012 totaled approximately 942,000 barrels of oil and 1.7 billion cubic feet of natural gas (7.4 billion cubic feet of natural gas equivalents). The transaction was effective July 1, 2012.

The combined cash proceeds from the two transactions before closing adjustments totaled $64.8 million, and the subject properties in the aggregate represented approximately seven percent of McMoRan’s total average daily production for the third quarter 2012 and nine percent of McMoRan’s total estimated proved reserves at June 30, 2012. McMoRan expects to record net gains totaling approximately $40 million in the fourth quarter of 2012 in connection with these two transactions.

Pursuant to Items 2.01 and 9.01, the required pro forma financial information for the property sales to Arena and Renaissance is set forth below under Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 that give effect to the dispositions of assets to Arena and Renaissance described therein are attached hereto as Exhibit 99.1 and are incorporated by reference in this Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By:	/s/ Nancy D. Parmelee

Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(authorized signatory and Principal
Financial Officer)

Date: November 19, 2012

McMoRan Exploration Co.

Exhibit Index

Exhibit Number

99.1	Unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan Exploration Co. as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.